Exhibit 10.1

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”.

JOINT VENTURE AGREEMENT

dated

11 May 2016

By and Among

NEOVACS, S.A.

AND

STELLAR BIOTECHNOLOGIES, INC.

Confidential Treatment Requested by Stellar Biotechnologies, Inc.

Confidential treatment requested with respect to certain portions hereof denoted with “***”.

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Confidential Treatment Requested by Stellar Biotechnologies, Inc.

Confidential treatment requested with respect to certain portions hereof denoted with “***”.

6.3	Nature of Restrictions.	21
6.4	Transfer Taxes.	21

ARTICLE VII INDIVIDUAL TRANSFERS		22

7.1	Preemptive Rights.	22
7.2	Stellar Tag Along Right.	23
7.3	Neovacs Drag-Along Right.	25
7.4	Permitted Transfers.	26

ARTICLE VIII NON COMPETITION AND INTELLECTUAL PROPERTY RIGHTS		27

8.1	Non-Compete Obligation.	27
8.2	Non-Solicitation Obligation.	28
8.3	Intellectual Property Rights.	28

ARTICLE IX REPRESENTATIONS AND WARRANTIES		28

9.1	Corporate Organization.	28
9.2	Authorization and Validity.	28
9.3	No Conflict or Violation.	28
9.4	Litigation.	29
9.5	Solvency.	29

ARTICLE X ANCILLARY AGREEMENTS		29

10.1	Ancillary Agreements.	29
10.2	Pre-Closing actions: incorporation of the Company.	30
10.3	Closing.	30
10.4	Deliveries on the signature date of the Agreement.	30
10.5	Deliveries on the Closing Date.	30

ARTICLE XI EFFECTIVENESS AND TERM		30

11.1	Effectivity.	30
11.2	Grounds for Termination.	31
11.3	No Prejudice.	31
11.4	Voluntary Dissolution.	31
11.5	Survival.	31

ARTICLE XII MISCELLANEOUS		31

12.1	Further Actions.	31
12.2	Inconsistent Agreements.	32
12.3	Confidentiality.	32
12.4	Notices.	33
12.5	Entire Agreement.	33

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Confidential treatment requested with respect to certain portions hereof denoted with “***”.

12.6	Force Majeure.	33
12.7	Fees and Expenses.	33
12.8	Amendments; Waivers.	34
12.9	Successors and Assigns; No Third-Party Beneficiaries.	34
12.10	Severability.	34
12.11	Governing Law.	34
12.12	Dispute Resolution and Arbitration.	34

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Confidential Treatment Requested by Stellar Biotechnologies, Inc.

Confidential treatment requested with respect to certain portions hereof denoted with “***”.

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT, dated May 10, 2016 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, this "Agreement"), is by and among:

1.	NEOVACS, S.A., a joint stock company (société anonyme) incorporated under the laws of France, having its registered office located 3/5, impasse Reille, 75014 Paris (France) and registered with the Trade and Companies Registry under the number 391 014 537, represented by its General Manager, Mr. Miguel Sieler, duly authorized for the purpose of this Agreement ("Neovacs"); and

2.	STELLAR BIOTECHNOLOGIES, INC., a corporation organized under the laws of the State of California (United States of America), having its registered office located 332 E. Scott St., Port Hueneme, California 93041 (United States of America) and registered under EIN 77-0522411, represented by its Chief Executive Officer, Mr. Frank R. Oakes, duly authorized for the purpose of this Agreement ("Stellar");

Neovacs and Stellar, together with any other Persons (as defined below) which, as the case may be, shall become parties to this Agreement in accordance with its terms, being referred to collectively as the "Parties" and individually as a "Party";

WHEREAS:

(A)         Stellar specializes in the manufacture of Keyhole Limpet Hemocyanin ("KLH") protein under the brand name Stellar KLH™, which can be used for therapeutic vaccine conjugation, as a carrier molecule in immunotherapies, and as an immune stimulant in immune-toxicology applications.

(B)         Neovacs is a biotechnology company focused on the development of kinoids, therapeutic vaccines for the treatment of autoimmune and inflammatory diseases and cancer. These therapeutic vaccines use the patient’s own immune system to neutralize the deregulation involved in the development of his/her disease. A Kinoid is obtained by chemically linking the cytokine of interest to a foreign carrier protein, for example KLH, then treating the resultant compound to inactivate the cytokine by adding an appropriate adjuvant.

(C)         Neovacs has begun enrolling patients in IFN-K-002, a Phase IIb clinical trial to evaluate the efficacy of IFNα-Kinoid, Neovacs’ lead active immunotherapy product candidate, to treat Systemic Lupus Erythematosus (the "Clinical Trial").

(D)         The Parties wish to create a joint venture through the formation of a French simplified corporation (société par actions simplifiée) to be named Neostell SAS (the "Company") the purpose of which would be to manufacture and sell conjugated vaccines using, among others, Neovacs cytokine antigens conjugated to KLH and any other raw material for human or veterinary use to Neovacs or to other pharmaceutical companies worldwide, as well as all other activities that are necessary in furtherance of the Company (other than the production and sale of KLH) (the "Purpose").

NOW, THEREFORE, the Parties hereto do hereby agree as follows:

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Confidential Treatment Requested by Stellar Biotechnologies, Inc.

Confidential treatment requested with respect to certain portions hereof denoted with “***”.

ARTICLE I
INTERPRETATION

1.1            Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, wherever appearing in this Agreement:

"Affiliate" when used with reference to a specified Person, means any Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified Person.

"Anniversary Date" as qualified by a numerical reference, means the specified anniversary date of the Incorporation Date.

"Ancillary Agreements" has the meaning set forth in Section 10.1 herein.

"Articles of Incorporation" means the articles of incorporation and by-laws of the Company as from time to time in effect;

"Bona Fide Offer" means a bona fide offer to acquire all (but not less than all) of the Securities of a Securityholder for immediately available funds which:

(i)           is made in writing;

(ii)          indicates:

(a)          the number and type of Securities to be purchased,

(b)          the price offered per Security,

(c)          the terms and conditions of the offer,

(d)          the name and address of the offeror and of each Person who controls it directly or indirectly; and

(iii)         is irrevocable for not less than thirty (30) days.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day other than a Saturday, Sunday or legal holiday in Paris, France, or in California, USA, or any other day on which commercial banking institutions in Paris, France, or in California, USA, are authorized or required to close.

"Stellar Change of Control" means any direct or indirect change in the share capital or voting rights of Stellar resulting in a Competitor of Neovacs holding at least 30% in the share capital or voting rights of Stellar.

"Closing" means the completion of the Transaction as set forth in Section 10.5 hereof.

"Closing Date" means the date on which the Transaction contemplated in this Agreement shall be completed as set forth in Section 10.5 hereof, which should occur no later than June 30, 2016, or any other date agreed upon between the Parties.

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"Competitor" means (i) with respect to Neovacs, a Person whose principal activity is in the development and commercialization of conjugated vaccines using cytokine antigens conjugated to a carrier protein, including, but not limited to, KLH, for applications covered by Neovacs’ patents; and (ii) with respect to Stellar, a Person who principal activity is the development and manufacture of the KLH protein.

"Confidential Information" means any competitively sensitive data or information related to the Shareholders and their Affiliates, the Company or, as the case may be, to any of its Subsidiaries, or any of their respective businesses or activities (including, without limitation, trade secrets) which is not generally known by or readily available to the public or competitors of the Company or its Subsidiaries (other than as a result of an improper disclosure directly or indirectly by any Party hereto). The "Confidential Information" shall also include the existence and the content of this Agreement and of the Ancillary Agreements and of any of the transactions contemplated hereby or thereby.

"Control" or "Controlled" means (i) the holding by a Person, directly or indirectly, of a portion of the share capital granting such Person at least 50% of the voting rights in the shareholders meetings of another Person, or (ii) the holding by a Person, directly or indirectly, of at least 50% of the voting rights in such other Person pursuant to an agreement with other partners or shareholders which is not contrary to the interests of that other Person, or (iii) the power for a Person, directly or indirectly, to make the decisions at the shareholders' meetings of another Person, whatever its shareholding in such another Person, or (iv) the power for a Person, as a shareholder of another Person, to appoint or revoke the majority of the directors and officers of corporate governance bodies of such other Person.

"Encumbrance" means any pledge, lien, charge, ownership right, or other security or similar third party right (excluding any rights created by the Articles of Incorporation and this Agreement).

"Entity" means any company, partnership (limited or general), joint venture, trust, association, economic interest group or other organization, enterprise or entity.

***

"Fair Market Value of the Company" means the price that an interested unaffiliated buyer would be willing to pay and an interested seller would be willing to accept on an arms’ length basis for all the outstanding Securities issued by the Company, in consideration of the Company's Financial Statements, EBITDA multiple and discounted cash flow, as agreed between the Parties or, failing which, as determined by an Expert appointed by the Parties. For the avoidance of doubt, the Parties agree that, until the third (3rd) Anniversary Date, the Fair Market Value of the Company shall not be less than the aggregate amount invested by the Parties in the Share capital of the Company.

"Financial Statements" when used with respect to any Fiscal Year, means the balance sheet of the Company as at the end of such Fiscal Year, together with the related statement of profit and loss for such Fiscal Year, on an individual basis and the exhibits, prepared in accordance with French generally accepted accounting principles (the "French GAAP").

"Fiscal Year", when used with respect to the Company, means any period of twelve (12) consecutive calendar months ending on December 31st; references to a Fiscal Year with a number corresponding to any calendar year refer to the Fiscal Year ending on December 31st of such calendar year.

"Fully Diluted" means, when referring to the Securities, on a specific date, (x) the Shares and (y) the number of Shares to which any Securities would give access at such date if the rights or options attached to such Securities to subscribe or purchase Shares, or to convert such Securities into Shares, were exercised.

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"Incorporation Date" means the date of registration of the Company with the Commercial Registry which should occur no later than May 31, 2016, or any other date agreed upon between the Parties.

"Law" means any law, statute, regulation, rule, ordinance, order or decree of any governmental authority (including any judicial or administrative interpretation thereof).

"Lock-up Period" means the period commencing on the Closing Date and ending on the sixth (6th) Anniversary Date.

"Material Breach" means (a) a breach by any Party of its obligations or covenants under Section 2.4 (Initial Contributions) (for the avoidance of doubt, a change in the shareholding of the Company shall not be deemed a Material Breach), Article V (Put and Call Options), Article VI (Transfers Generally), Article VII (Individual Transfers), Sections 8.2, 8.3 and 10.1, not remedied within thirty (30) Business Days from written notice of such breach, and (b) a notice of termination of an Ancillary Agreement issued by a party thereto as a result of an uncured material breach thereof as defined in such agreement.

"Person" means any natural person, Entity or Governmental Authority.

***

"Security" means any Share or other security interest issued or to be issued by the Company giving access, directly or indirectly, immediately or in the future, to the share capital of the Company; the term "Security" shall also mean any division of and any right to receive any security described in the prior sentence and any subscription right to a capital increase in cash by the Company or to any other issuance of any such security.

"Securityholder" means any Party which is a recorded owner of a Security.

"Share" means any outstanding share (whether ordinary or preferred share) issued by, and being part of the share capital of, the Company.

"Shareholder" means any Party which is a recorded owner of a Share.

"Subsidiary" when used with reference to a specified Person, means any incorporated Entity of which more than 50% of the voting rights exercisable at a shareholders meeting are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

"Third Party" means an independent third party which is neither a Party nor an Affiliate of any Party.

"Transaction" means the formation of the Company for the purposes of carrying out the business of the Company in accordance with the terms and conditions set forth in this Agreement and in the Ancillary Agreements.

"Transfer" or "Assignment" (including whenever this term is used as a verb) means:

(i)          any sale, transfer, assignment, conveyance or other disposition, with or without consideration, and any transfer, assignment, conveyance or other disposition by way of a public sale or as a result of a court decision, and whether or not the transfer of property is immediate or delayed;

(ii)         any transfer due to death, in the form of a gift, a payment in kind, by exchange, a partition, a loan of Securities, a sale with option to repurchase, by way of contribution, merger or spin-off, regardless of the legal form of the companies party to such transactions, and transfers as collateral, including as a result of the creation or enforcement of a pledge or other encumbrance of Securities;

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(iii)        any transfer or assignment of subscription rights resulting from an increase of capital by any means and notably by incorporation of reserves, reserve funds or profits or of preferential subscription rights to a capital increase, including as a result of a waiver of such rights;

(iv)        any transfer or assignment in trust, or in any other similar manner; or

(v)         any transfer bearing on the property, the bare ownership, the usufruct or any rights derived from a security, including any voting right or right to receive dividends, or any division of ownership of a Security, it being understood that for the purposes hereof, the related terms "Transferor" means any Person transferring a Security, and "Transferee" means any Person to which a Security is transferred.

1.2           Principles of Interpretation.

(a)          All references herein to Articles, Sections and Annexes shall be deemed references to articles and sections of, and annexes to this Agreement unless the context shall otherwise require. The descriptive headings to Articles, Sections and Annexes are inserted for convenience only, and shall have no legal effect.

(b)          The Annexes to this Agreement shall be deemed to be a part of this Agreement, and references to "this Agreement" shall be deemed to include the Annexes.

(c)          The following rules of interpretation shall apply unless the context shall require otherwise:

(i)          Definitions used in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

(ii)         Whenever used in this Agreement:

(A)         the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; and

(B)         the words "hereof", "herein" and similar words shall be construed as references to this Agreement as a whole and not just to the particular Section or subsection in which the reference appears.

(iii)        A reference to a specific time of day shall be to local time in Paris, France.

(iv)        A reference to any Party to this Agreement or any other agreement or document includes such Party's successors and permitted assigns.

(v)         A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement.

(vi)        A provision in this Agreement will not be construed against a Party merely because that Party was responsible for the preparation of that provision or because it may have been inserted for that Party's benefit.

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(vii)       A reference to any Law or to any provision of any Law includes any modification or re-enactment of such legislation, any legislative provision substituted for such legislation, and all regulations and statutory instruments issued under such legislation.

(viii)      Except when used with the word "either", the word "or" shall have a disjunctive and not alternative meaning (i.e., where two items or qualities are separated by the word "or", the existence of one item or quality shall not be deemed to be exclusive of the existence of the other and the word "or" shall be deemed to include the word "and").

(ix)         In the event of a discrepancy between this Agreement and the Articles of Incorporation, this Agreement shall prevail to the fullest extent permitted by applicable Law.

ARTICLE II
INCORPORATION OF THE COMPANY AND CAPITAL STRUCTURE

2.1         Incorporation of the Company

(a)          The Parties agree to set up and incorporate the Company under the legal form of a simplified corporation (société par actions simplifiée) incorporated under the laws of France which corporate name shall be NEOSTELL SAS.

(b)          The registered office of the Company shall be located at 5 impasse Reille, 75014 Paris, France, pursuant to a sublease / domiciliation agreement to be entered into with Neovacs, subject to and conditional upon the formation of the Company. Upon works completion of the manufacturing unit of the Company, such domiciliation shall be terminated and the registered office of the Company shall be transferred to the place of such manufacturing unit in France.

(c)          The Company shall conduct its operations solely in furtherance of, and consistent with, the Purpose. The Parties shall agree, from time to time, the specific scope, objectives and milestones of the Company.

2.2         Commencement of the Company's operations

The operations of the Company shall commence on the Incorporation Date including, but not limited to, choice of location and property, building, equipment, material flow chart, job description of staff to be hired for the manufacturing activities of the Company (the "Project"), in order to be ready to effect the Purpose ***.

2.3         Anticipated dissolution of the Company

In the absence of *** by December 31, 2017, the Parties shall commit to dissolve the Company, except if they mutually agree to pursue the Project. If only one the Parties wishes to pursue the Project, it shall purchase the Company's Securities of the other Party for their nominal value.

2.4         Initial Contributions

(a)          A portion of the Committed Funding (as defined in Section 4.2 below) shall be paid by the Parties to the Company as the initial share capital of the Company (the "Initial Share Capital"). The Initial Share Capital of the Company shall amount to €400,000.

(b)          In this respect and under the terms and conditions set forth in this Agreement:

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-	Neovacs shall contribute to the Company a cash amount representing 70% of the Initial Share Capital, i.e. €280,000 (the "Neovacs Initial Contribution");

-	Stellar shall contribute to the Company a cash amount representing 30% of the Initial Share Capital, i.e. €120,000 (the "Stellar Initial Contribution").

(c)          The Parties agree that 50% of the Neovacs Initial Contribution and the 50% of Stellar Initial Contribution shall be paid-up to the Company on or prior to the Incorporation Date, with the balance to be paid within ***.

(d)          Subject to the provisions of this Agreement, all Shares of the Company shall be identical and shall entitle the holder thereof to the same rights and privileges, including voting rights, in proportion to its shareholdings on all matters upon which the holders of the Shares are entitled to vote under applicable Law. Except as may be otherwise provided, all risks, investments, profits, and assets shall likewise be shared by them proportionately in all respects.

ARTICLE III
CORPORATE GOVERNANCE

3.1         CEO

(a)          The Company shall be managed on a day-to-day basis by its president (Président) (the "President") and its chief executive officer (Directeur Général) (the "CEO"). The President and the CEO shall manage the business and operations of the Company under the supervision of a Board of Directors. The President and the CEO shall have full power and authority to separately act on behalf of and represent the Company, subject only to the powers reserved to the Board of Directors and to the shareholders of the Company and to such other limitations set forth in this Agreement, in the Articles of Incorporation, or provided by applicable Law.

(b)          The President and the CEO shall be proposed by Neovacs and appointed and removed by a majority vote of the Shareholders without cause or indemnity, without prior notice and in accordance with the provisions of the Articles of Incorporation. On the Incorporation Date, Bernard Fanget shall be appointed as President and Olivier Dhellin Ph.D as CEO of the Company.

(c)          The compensation of the President and of the CEO, if any, shall be determined and, as the case may be, modified by the Shareholders by a majority vote.

(d)          The President and the CEO shall freely appoint the management team of the Company.

3.2         Board of Directors.

(a)          Role.

The Board of Directors shall be responsible for the ongoing supervision of (x) the President, (y) the CEO and (z) the management of the Company and its Subsidiaries. The purpose of the Board of Directors shall also be to decide on the Important Decisions in accordance with Section 3.3 and on the Key Decisions in accordance with Section 3.4.

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(b)          Composition.

(i)          The Board of Directors shall consist of three (3) members (the "Directors") appointed and, as the case may be, removed by decision of the Shareholders at a simple majority, and all of which shall be natural persons.

(ii)         Neovacs shall have the right to propose the designation, removal (without cause and without indemnity) and replacement of two (2) Directors.

(iii)        Stellar shall have the right to propose the designation, removal (without cause and without indemnity) and replacement of one (1) Director.

(iv)        In case of increase of the number of Directors, 1/3 of the Directors shall be designated by Stellar, as long as it holds at least 25% of the equity interest in the Company and 2/3 of the Directors shall be designated by Neovacs.

(v)         At the request of any nominating Party, the other Party hereby undertakes to vote in favor of the appointment and the removal of such nominating Party’s Director as well as for its new Director at any Shareholders' meeting convened for such purpose.

(vi)        The President of the Company shall be the chairman of the Board of Directors (the "Chairman"). The termination of his/her mandate as President shall trigger the termination of his/her mandate as member and Chairman of the Board of Directors. The Chairman will organize (convene and provide information) and chair the Board of Directors' meetings. In the absence of the Chairman at one given meeting of the Board of Directors, the chairman for such meeting shall be appointed by the Directors at a Simple Majority (as defined below); provided, however, that if the number of Directors at a given meeting is two (2), then such Directors must jointly agree upon the designation of the acting Chairman.

(vii)       At the Incorporation Date, the initial Directors to be proposed by Stellar shall be Frank R. Oakes and the initial Directors to be proposed by Neovacs shall be Bernard Fanget and Miguel Sieler.

(c)          Organization.

(i)          The Board of Directors shall meet as often as necessary, and in any event not less than twice a year (once every semester) ***, upon not less than ten (10) Business Days' prior written notice from the President which notice shall (x) indicate the date, time and place for the meeting, and (y) set forth a proposed agenda of items for discussion. However, if all of the Directors are present at a given meeting and give their express consent, the Board of Directors may validly meet and deliberate without prior notice.

(ii)         Meetings of the Board of Directors may be held by telephone conference, video conference or any other communications equipment which allows the participants to hear and speak to each other.

(iii)        All the directors shall be present or represented at any Board of Directors meeting upon the first convening and at least 2/3 of the Directors shall be present or represented upon any subsequent convening on the same agenda; provided that no subsequent convening of the same agenda shall occur without the presence or representation of the Stellar Director who will reasonably attend any Board of Directors meeting.

(iv)        Any decision of the Board of Directors (other than with respect to any Key Decision, as set out in Section 3.4) must be approved by a majority of the Directors present or represented at a meeting at which the quorum is satisfied (a "Simple Majority"). Any decision of the Board of Directors in respect of a Key Decision must be approved by the unanimity of the Directors at a meeting at which the quorum is satisfied (a "Unanimity").

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(v)         The attendance and the deliberations and decisions of the Board of Directors shall be recorded in minutes (in written form) prepared and circulated by the Chairman as soon as practicable after the meeting to each Director having attended such meeting whether physically or by telephone conference, video conference or any other communications equipment and signed by the Chairman. A register of all such minutes shall be maintained and made available for review by the Shareholders at the registered office of the Company.

(vi)        The English language shall be used to conduct the meetings of the Board of Directors as well as for the preparation of all documents and information provided by the Chairman and the Company to the Directors for the preparation of such meetings and the related meeting minutes.

(d)          Compensation. The members of the Board of Directors (including the Chairman) shall be entitled to a remuneration ("jeton de presence") in their capacity as members of the Board of Directors (or Chairman), determined by decision of the Shareholders at a simple majority; provided, however, that in no event shall the aggregate remuneration of the Board of Directors, as a group, exceed €30,000 per annum, unless otherwise agreed by a unanimous decision of the Shareholders. In addition, the reasonable expenses of such Directors incurred directly in connection with attending meetings of the Board of Directors shall be reimbursed by the Company, to the extent permitted by applicable Law, subject to the production of supporting invoices and/or receipts.

3.3         Simple Majority Required Board Approvals.

Each of the Parties shall take all reasonable actions within its control to procure that none of the Company and, as the case may be, its Subsidiaries shall effect, or agree to effect, any action with respect to the matters set forth below (the "Important Decisions") without the prior approval of a Simple Majority of the Board of Directors:

(i)          adoption of the Company's annual budget and any amendment thereto;

(ii)         making loans, borrowing sums, granting security interests, or guarantying the debt of third parties for amounts in excess of €250,000 per item, unless already provided for in the annual budget.

3.4           Unanimity Required Board Approvals.

Each of the Parties shall take all reasonable actions within its control to procure that none of the Company and, as the case may be, its Subsidiaries shall effect, or agree to effect, any action with respect to the matters set forth below (the "Key Decisions") without the prior approval of a Unanimity of the Board of Directors:

(i)          issuance of Securities other than to satisfy the Company’s financial needs;

(ii)         sale, transfer or acquisition by any means of assets for an amount in excess of €250,000, unless already provided for in the annual budget;

(iii)        approval of any exceptions to the non-compete commitment of the Parties set forth in the Agreement;

(iv)        conclusion or termination of any joint venture agreement;

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(v)         any financing from the Parties not expressly provided for in the annual budget nor in the Committed Funding, whether by way of Shareholder's loan or capital increase.

Should any matter qualifying as an Important Decision or as a Key Decision require Shareholders' approval under the Law applicable to the Company, the Parties hereby undertake to vote in favor of the resolutions submitted by the Board of Directors to the Shareholders' meeting, to the extent that such resolutions were previously approved by the requisite vote of the Board of Directors as set forth above.

3.5         Deadlock.

(a)          If a Key Decision requiring the prior approval by a Unanimity of the Board of Directors is submitted for approval by the Board of Directors, and is not approved because the affirmative vote of at least one (1) Director designated by Stellar has not been obtained, during one subsequent meeting of the Board of Directors convened to resolve on such Key Decision (a "Deadlock"), if so requested by Neovacs or Stellar, Neovacs and Stellar shall immediately request the General Manager of Neovacs, and the Chief Executive Officer of Stellar to meet or have a telephone conversation as soon as possible and no later than fifteen (15) days following the date of the meeting resulting in a Deadlock in order to discuss such Deadlock and attempt to resolve it in good faith by mutual agreement.

(b)          Following a Deadlock, each Shareholder shall take all reasonable actions within its control to procure that the Company continues to operate in the ordinary course of its business. If a mutual agreement is reached, each Shareholder shall take all reasonable actions within its control to implement the terms of such agreement.

(c)          If a mutual agreement cannot be reached within forty five (45) days following the occurrence of such Deadlock (an "Unresolved Deadlock"), the Deadlock Put Option described in Section 3.6 below shall apply.

(d)          For avoidance of doubt, a Deadlock shall not be a cause for dissolution of the Company.

3.6         Deadlock Put Option.

(a)          Grant of the Deadlock Put Option. Upon the terms and subject to the conditions herein set forth, in case of an Unresolved Deadlock as described in Section 3.5(c) above, Neovacs hereby irrevocably grants to Stellar and its Affiliates the right (the "Deadlock Put Option") to require Neovacs to purchase all (and not less than all) the Securities held by Stellar and its Affiliates (the "Deadlock Shares") from Stellar and its Affiliates on the Deadlock Put Option Closing Date, as defined below. Stellar accepts the benefit of the Deadlock Put Option as a mere promise only and reserves the right to request its performance in accordance with the terms and conditions herein set forth, or to simply waive its benefit. Neovacs shall have the right to substitute any third party for the purchase of the Deadlock Shares under the Deadlock Put Option.

(b)          Exercise of the Deadlock Put Option.

(i)          Stellar will have the right, but not the obligation, to exercise the Deadlock Put Option by delivering to Neovacs, within *** (the "Deadlock Put Option Exercise Period"), written notice: (x) stating its decision to exercise the Deadlock Put Option with respect to all (but not less than all) the Deadlock Shares, and (y) requiring Neovacs to purchase from Stellar all (but not less than all) the Deadlock Shares (the "Deadlock Put Option Exercise Notice").

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(ii)         Failure by Stellar to deliver a Deadlock Put Option Exercise Notice during the Deadlock Put Option Exercise Period shall be deemed an irrevocable election not to exercise the Deadlock Put Option and, as a result, the Unresolved Deadlock shall be deemed resolved in favor of the majority vote of the Board of Directors (i.e. for the avoidance of doubt, the concerned Key Decision shall be submitted to the Board of Directors for approval by a simple majority of the Directors). Any delivery of a Deadlock Put Option Exercise Notice shall be irrevocable.

(iii)        Upon receipt of a Deadlock Put Option Exercise Notice, Neovacs shall be obligated to purchase from Stellar, and Stellar shall be obligated to sell, assign and deliver to Neovacs, free and clear of any Encumbrances, the Deadlock Shares (but otherwise without recourse to, or any warranty by, Stellar).

(iv)        The right of Stellar to exercise the Deadlock Put Option in its discretion in accordance with the terms of this Agreement shall not be subject to any condition not expressly set forth in this Agreement, including compliance with any other agreement or undertaking.

(v)         The exercise by Stellar of the Deadlock Put Option shall not prevent either Party from seeking damages as result of any loss, damage or prejudice suffered by it as a result of such Deadlock.

(c)          Deadlock Put Option Price.

(i)          The aggregate purchase price to be paid by Neovacs to Stellar for the Deadlock Shares shall be equal to *** (the "Deadlock Put Option Price").

***

(d)          Deadlock Put Option Closing. The closing for the sale and purchase of the Deadlock Shares upon the exercise of the Deadlock Put Option, if any, shall be held on the day which is *** following the date on which Stellar and Neovacs will have or, as the case may be, will be deemed to have agreed on the Deadlock Put Option Price (the "Deadlock Put Option Closing Date") at the registered office of the Company or at such other place, time and date as Neovacs and Stellar may agree in writing. On the Deadlock Put Option Closing Date:

(i)          Stellar shall deliver to Neovacs a duly signed transfer form in favor of Neovacs in respect of the Deadlock Shares, sufficient to transfer the Deadlock Shares to Neovacs free and clear of any Encumbrances, as well all documents that are necessary to be signed and delivered by Stellar to Neovacs in order to effect the valid and effective transfer of the Deadlock Shares to the benefit of Neovacs; and

(ii)         Neovacs shall pay the Deadlock Put Option Price to Stellar in immediately available funds in accordance with such instructions notified by Stellar to Neovacs no less than *** prior to the Deadlock Put Option Closing Date.

3.7         Shareholders' Decisions.

(a)          Any decision that is required to be taken by the Shareholders under applicable Law, shall be taken in accordance with the Articles of Incorporation and the applicable Law. In particular, pursuant to the Articles of Incorporation, and except as otherwise provided by the applicable Law, any decision of the Shareholders (other than with respect to any Key Shareholders’ Decision as set forth below) shall be taken by a simple majority vote of the Shareholders present or represented (a "Shareholders’ Simple Majority") at a duly convened meeting of Shareholders at which all of the Shareholders shall be present or represented upon the first convening and at least 50% of the Shareholders shall be present or represented upon any subsequent convening on the same agenda, unless the applicable Law provides for a greater quorum or vote. For the avoidance of doubt, the following actions shall require the approval of a Shareholders’ Simple Majority: appointment and removal of the CEO, President and Directors (except that no Director may be removed if the Party entitled to nominate such Director does not affirmatively vote in favor of such removal); approval of the annual report and accounts, including the allocation of the financial results; appointment and removal of the statutory auditors; and any other decision required to be taken at a meeting of Shareholders under applicable Law. Notwithstanding the foregoing, any decision of the Shareholders in respect of a Key Shareholders’ Decision must be approved by the unanimity of the Shareholders, as long as Stellar holds at least 25% of the Securities issued by the Company:

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(i)          any significant change in the Purpose of the Company;

(ii)         any change of the nationality of the Company;

(iii)        any merger or de-merger (scission), sale or contribution of part or all of the business, spin-off transaction or similar reorganization of the Company;

(iv)        dissolution, winding-up or liquidation of the Company;

(v)         any listing or public offering of Securities and any amendments to the articles of association / by-laws;

(vi)        any redemption, transfer or cancellation of the Securities.

(b)          Neovacs and Stellar hereby undertake to vote in favor of all the decisions to be made by the Shareholders which have been previously approved by the Board of Directors in accordance with the provisions set forth in Sections 3.3 and 3.4 above.

ARTICLE IV
Additional Financing of the Company

4.1         Principle.

Any financing of the Company beyond the Initial Contributions shall be made by the Parties pro rata to their interest in the share capital of the Company, except as otherwise stated, by way of capital increase or Shareholder's loan, as the Board of Directors may decide.

4.2         Committed Funding.

Neovacs and Stellar hereby undertake to provide the Company, pro rata to their interest in the share capital of the Company, with any additional financing beyond their Initial Contributions, *** in connection with the implementation of the Project to satisfy (i) the Company's financing needs as identified and agreed between the Parties and (ii) any capital contribution required under applicable Law (together the "Committed Funding"). If Neovacs or Stellar does not contribute its pro-rata share of the Committed Funding, the other Party shall have the right to provide all or part of the required Committed Funding, with consequent dilution of the non-contributing Party’s shareholding, in accordance with the provisions of Section 4.3(b) which should apply mutatis mutandis.

4.3         Additional Financing.

(a)          If the Company requires any financing supplemental to the Committed Funding, each of Neovacs and Stellar shall have a preferential right (but not the obligation) to contribute to such required funding pro rata to their interest in the share capital of the Company.

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(b)          If the Company requires any supplemental financing in addition to the Committed Funding and if either Neovacs or Stellar elects not to contribute its pro-rata share of such financing, the other Party shall have the right to provide all or part of the required financing in a form as approved by the Board of Directors as follows:

(i)          a share capital increase based on the greater of the aggregate contributed capital in the Company at the time of the supplemental financing or the Fair Market Value of the Company, and the non-contributing Party will be diluted accordingly. ***, or

(ii)         a Shareholder's loan, upon customary terms and conditions, for a maximum period of two (2) years with an interest equal to LIBOR plus 1%. During this period:

(A)         all the profits of the Company shall be allocated in priority to the repayment of the Shareholder's loan; and

(B)         no dividend or other distribution shall be approved by the Board of Directors for payment to the Shareholders prior to the repayment in full of the outstanding principal and accrued interest on the Shareholder's loan.

4.4         Shareholders' Loans Capitalization.

It is expressly acknowledged and agreed that, at any time during this Agreement, any Party may elect to convert its Shareholders' loan into equity of the Company by way of capitalization at a price per Share based on the Fair Market Value of the Company as agreed between the Parties or, if no agreement can be reached, as determined by an Expert in accordance with the provisions of Section 3.6(c)(iii) above. In case of appointment of an Expert to estimate the Fair Market Value of the Company, the Expert's fees and expenses shall be borne by the Company.

ARTICLE V
PUT AND CALL OPTIONS

5.1         Neovacs Call Option.

(a)          Grant of the Neovacs Call Option. In case of (i) a Material Breach by Stellar or any of its Affiliates or (ii) a Stellar Change of Control (it being understood that prior to the occurrence of a Stellar Change of Control, Stellar shall deliver to each of the other Securityholders written notice stating that a Stellar Change of Control is contemplated and identifying (to the extent then known) the Person or Persons who will possess ultimate Control of Stellar, and indicating in reasonable detail the circumstances and relevant facts regarding the Stellar Change of Control), upon the terms and subject to the conditions herein set forth, Stellar hereby irrevocably grants to Neovacs the right (the "Neovacs Call Option") to require Stellar and its Affiliates to sell and assign to Neovacs all (and not less than all) of the Securities held by Stellar and its Affiliates (the "Neovacs Call Option Shares") on the Neovacs Call Option Closing Date, as defined below. Neovacs accepts the benefit of the Neovacs Call Option as a mere promise only and reserves the right to request its performance in accordance with the terms and conditions herein set forth, or to simply waive its benefit. Neovacs shall have the right to substitute any third party in the exercise of the Neovacs Call Option.

(b)          Exercise of the Neovacs Call Option.

(i)          Neovacs will have the right, but not the obligation, to exercise the Neovacs Call Option by delivering to Stellar, within *** from the date on which it receives written notice of (A) a Material Breach or (B) a Stellar Change of Control (the "Neovacs Call Option Exercise Period"), such written notice: (x) stating its decision to exercise the Neovacs Call Option with respect to all (but not less than all) of the Neovacs Call Option Shares, and (y) requiring Stellar to sell and assign to Neovacs all (but not less than all) of the Neovacs Call Option Shares (the "Neovacs Call Option Exercise Notice").

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(ii)         Failure by Neovacs to deliver a Neovacs Call Option Exercise Notice during the Neovacs Call Option Exercise Period shall be deemed an irrevocable election not to exercise the Neovacs Call Option.

(iii)        Upon delivery of a Neovacs Call Option Exercise Notice, Neovacs shall be obligated to purchase from Stellar and its Affiliates, and Stellar shall be obligated to sell, assign and deliver to Neovacs, free and clear of any Encumbrances, the Neovacs Call Option Shares (but otherwise without recourse to, or any warranty by, Stellar and its Affiliates). Any delivery of a Neovacs Call Option Exercise Notice shall be irrevocable, except as may otherwise be agreed to in writing by the Parties.

(iv)        The right of Neovacs to exercise the Neovacs Call Option in its discretion in accordance with the terms of this Agreement shall not be subject to any condition not expressly set forth in this Agreement, including compliance with any other agreement or undertaking.

(v)         The exercise of the Neovacs Call Option in case of a Material Breach by Stellar shall not constitute the sole remedy for Neovacs as a result of such Material Breach and shall not prevent Neovacs from seeking for additional damages as result of any loss, damage or prejudice suffered by it as a result of such Material Breach.

(c)          Neovacs Call Option Price. Within *** of the receipt by Stellar of the Neovacs Call Option Exercise Notice, the Parties shall meet to agree in good faith the Fair Market Value of the Company upon which the Neovacs Call Option Price (as defined below) shall be determined, failing which the Neovacs Call Option Price shall be determined ***. The aggregate purchase price to be paid by Neovacs to Stellar and its Affiliates for the Neovacs Call Option Shares shall be *** (the "Neovacs Call Option Price"). Notwithstanding the foregoing, if the Neovacs Call Option is exercised as a result of a Material Breach (other than a Material Breach resulting from a Force Majeure Event as defined in Section 12.6), the Neovacs Call Option Price shall be reduced by 20%.

(d)          Neovacs Call Option Closing. The closing for the sale and purchase of the Neovacs Call Option Shares upon the exercise of the Neovacs Call Option, if any, shall be held on the day which is *** following the date on which Neovacs and Stellar will have agreed on the Neovacs Call Option Price (the "Neovacs Call Option Closing Date") at the registered office of the Company or at such other place, time and date as Neovacs and Stellar may agree in writing. On the Neovacs Call Option Closing Date:

(i)          Stellar shall deliver to Neovacs a duly signed transfer form in favor of Neovacs in respect of the Neovacs Call Option Shares, sufficient to transfer the Neovacs Call Option Shares to Neovacs free and clear of any Encumbrances, as well as all documents that are necessary to be signed and delivered by Stellar to Neovacs in order to effect the valid and effective transfer of the Neovacs Call Option Shares to the benefit of Neovacs; and

(ii)         Neovacs shall pay the Neovacs Call Option Price to Stellar in immediately available funds in accordance with such instructions notified by Stellar to Neovacs no less than *** prior to the Neovacs Call Option Closing Date.

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5.2         Stellar Put Option.

(a)          Grant of the Stellar Put Option. In case of a Material Breach by Neovacs or any of its Affiliates under this Agreement or under any contract or agreement entered into between Neovacs (or any of its Affiliates) on the one hand, and Stellar (or any of its Affiliates) or the Company (or any of its Subsidiaries), on the other hand, in connection with the Project (including but not limited to the Ancillary Agreements) (in each case a "Stellar Put Option Event"), upon the terms and subject to the conditions herein set forth, Neovacs hereby irrevocably grants to Stellar and its Affiliates the right (the "Stellar Put Option") to require Neovacs to purchase all (and not less than all) the Securities held by Stellar and its Affiliates (the "Stellar Put Option Shares") from Stellar and its Affiliates on the Stellar Put Option Closing Date, as defined below. Stellar accepts the benefit of the Stellar Put Option as a mere promise only and reserves the right to request its performance in accordance with the terms and conditions herein set forth, or to simply waive its benefit. Neovacs shall have the right to substitute any third party for the purchase of the Stellar Put Option Shares under the Stellar Put Option.

(b)          Exercise of the Stellar Put Option.

(i)          Stellar will have the right, but not the obligation, to exercise the Stellar Put Option by delivering to Neovacs, within *** from the date on which it becomes aware in writing of a Stellar Put Option Event (the "Stellar Put Option Exercise Period"), such written notice: (w) stating its decision to exercise the Stellar Put Option with respect to all (but not less than all) the Stellar Put Option Shares and (x) requiring Neovacs to buy from Stellar and its Affiliates all (but not less than all) the Stellar Put Option Shares (the "Stellar Put Option Exercise Notice").

(ii)         Failure by Stellar to deliver a Stellar Put Option Exercise Notice during the Stellar Put Option Exercise Period shall be deemed an irrevocable election not to exercise the Stellar Put Option. Any delivery of a Stellar Put Option Exercise Notice shall be irrevocable.

(iii)        Upon delivery of a Stellar Put Option Exercise Notice, Neovacs shall be obligated to purchase from Stellar and its Affiliates, and Stellar shall be obligated to sell, assign and deliver to Neovacs, free and clear of any Encumbrances, the Stellar Put Option Shares (but otherwise without recourse to, or any warranty by, Stellar and its Affiliates).

(iv)        The right of Stellar to exercise the Stellar Put Option in its discretion in accordance with the terms of this Agreement shall not be subject to any condition not expressly set forth in this Agreement, including compliance with any other agreement or undertaking.

(v)         The exercise of the Stellar Put Option as a result of a Material Breach by Neovacs or by any of its Affiliates, shall not constitute the sole remedy for Stellar as a result of such Material Breach and shall not prevent Stellar from seeking for additional damages as result of any loss, damage or prejudice suffered by it as a result of such Material Breach.

(c)          Stellar Put Option Price. Within *** of the receipt by Neovacs of the Stellar Put Option Exercise Notice, the Parties shall meet to agree in good faith the Fair Market Value of the Company upon which the Stellar Put Call Option Price (as defined below) shall be determined, ***. The aggregate purchase price to be paid by Neovacs to Stellar and its Affiliates for the purchase of the Stellar Put Option Shares shall be *** (the "Stellar Put Option Price").

(d)          Stellar Put Option Closing. The closing for the sale and purchase of the Stellar Put Option Shares upon the exercise of the Stellar Put Option, if any, shall be held on *** following the date on which Neovacs and Stellar will have or, as the case may be, will be deemed to have agreed on the Stellar Option Price (the "Stellar Put Option Closing Date") at the registered office of the Company or at such other place, time and date as Neovacs to Stellar may agree in writing. On the Stellar Put Option Closing Date:

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(i)          Stellar shall deliver to Neovacs duly signed transfer form in favor of Neovacs in respect of the Stellar Put Option Shares, sufficient to transfer the Stellar Put Option Shares to Neovacs free and clear of any Encumbrances, as well all documents that are necessary to be signed and delivered by Stellar to Neovacs in order to effect the valid and effective transfer of the Stellar Put Option Shares to the benefit of Neovacs; and

(ii)         Neovacs shall pay the Stellar Put Option Price to Stellar in immediately available funds in accordance with such instructions notified by Stellar to Neovacs no less than *** prior to the Stellar Put Option Closing Date.

5.3         Stellar Call Option.

(a)          Grant of the Stellar Call Option. In case of (i) a breach by Neovacs of its obligations to purchase the Stellar Put Option Shares in accordance with Section 5.2 (in case of exercise of the Stellar Put Option by Stellar) or (ii) the dissolution, winding-up or liquidation of Neovacs, Neovacs hereby irrevocably grants to Stellar the right (the "Stellar Call Option") to require Neovacs and its Affiliates to sell and assign to Stellar all (and not less than all) of the Securities held by Neovacs and its Affiliates (the "Stellar Call Option Shares") on the Stellar Call Option Closing Date, as defined below (by application of the provisions of Sections 5.1(d)). Stellar accepts the benefit of the Stellar Call Option as a mere promise only and reserves the right to request its performance in accordance with the terms and conditions herein set forth, or to simply waive its benefit. Stellar shall have the right to substitute any third party in the exercise of the Stellar Call Option. The provisions of Sections 5.1(b)-(d) shall apply mutatis mutandis for the purpose of determining the process for exercise, price determination and closing of the Stellar Call Option.

5.4         Adjustments.

If, at any time and from time to time, there is any change in the character or number of the Securities by reason of any change in the corporate or capital structure of the Company (including through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, liquidating dividend, combination of shares, exchange of shares or winding-up), then, in such event, the Neovacs Call Option Shares and the Stellar Put Option Shares shall include, or become, the securities or rights issued or existing in favor of Neovacs, or as the case may be, of Stellar instead of or in addition to the Securities by reason of such event.

5.5         Severance.

This Article V shall be deemed severable from the remainder of this Agreement, and the invalidity or unenforceability or breach (except as expressly provided in this Article V) by any Party of any other term or provision of this Agreement or the termination or purported termination of this Agreement for breach by any Party of any other term or provision of this Agreement shall not effect the validity and enforceability of any of the Neovacs Call Option and the Stellar Put Option or of any other term or provision of this Article V. Should any term or provision of this Agreement be held to be invalid or unenforceable or this Agreement be terminated for breach by any Party of any other term or provision of this Agreement, any provision used or referred to in this Article V shall be deemed to be part of this Article V and shall remain unaffected by such invalidity or unenforceability or termination, and, accordingly, the provisions of Article XII (Miscellaneous) shall be deemed to form part of this Article V notwithstanding any such invalidity or unenforceability or termination.

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ARTICLE VI
TRANSFERS GENERALLY

6.1         Restrictions on Transfer of Securities.

(a)          Prior to expiration of the Lock-up Period, the Securityholders shall not sell, Transfer or otherwise dispose of, or grant any option or Encumbrance over, any of their respective Securities except (i) in accordance with the provisions of Section 3.6 (Deadlock Put Option), Article V (Put and Call Options) and Section 7.4 (Permitted Transfers), or (ii) as may otherwise be expressly agreed in writing by all the Parties.

(b)          After expiration of the Lock-up Period, Securities may be Transferred only (i) in accordance with the provisions of this Agreement, or (ii) as may otherwise be expressly agreed in writing by all the Parties.

(c)          Any Transfer of Securities performed by any Securityholders in breach of the provisions of this Agreement or in breach of the provisions of the Articles of Incorporation shall be deemed null and void.

6.2         Condition to Transfers of Securities.

It shall be a condition to any Transfer of Securities permitted pursuant to this Agreement prior to and after the expiration of the Lock-up Period, and otherwise than as set forth in Article V that: (v) the transferring Party shall have received a Bona Fide Offer for the Securities it intends to transfer (w) the proposed transferee, if not already a Party (including by having previously executed and delivered a Transfer agreement), shall have executed and delivered to each of the Parties a Transfer agreement pursuant to which it agrees to be bound by the provisions of this Agreement applicable to the transferring Party in consideration of which it will benefit from the rights resulting from this Agreement applicable to the transferring Party; (x) each Party shall only be entitled to transfer all and not less than all of its Securities in the Company once at the same time and in accordance with the provisions set forth in this Agreement and in compliance with all Law applicable to such transfer; and (y) any Shareholder's loan made by a Party to the Company shall be sold or otherwise transferred simultaneously with any Securities transferred by such Party at its nominal value plus interests accrued thereon.

6.3         Nature of Restrictions.

It is expressly acknowledged and agreed that the provisions of this Agreement impose significant restrictions on transfers of Securities, that such restrictions are reasonable in view of the purpose of this Agreement and that the prices for such Securities resulting from the application of such provisions are fair.

6.4         Transfer Taxes.

Except in connection with a transfer of Securities as a result of an exercise of the Deadlock Put Option or the Stellar Put Option, the taxes which may be due in connection with any transfer or Encumbrance shall be borne by the selling Securityholder, unless otherwise required by applicable Law

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ARTICLE VII
INDIVIDUAL TRANSFERS

7.1         Preemptive Rights.

After expiration of the Lock-up Period, each Securityholder shall have the right to sell all (but not less than all) of its Securities to a Third Party pursuant to a Bona Fide Offer, in accordance with the following provisions:

(a)          Notice of Intent to Transfer; Offer to Sell.

(i)          Any Securityholder (the "Selling Securityholder") intending to Transfer its Securities (the "Subject Securities") to a Third Party pursuant to a Bona Fide Offer shall send a written notice (the "Preemption Right Transfer Notice") to such effect to each Securityholder, and shall allow each Securityholder (with each such Securityholder being referred to as a "Preemption Beneficiary") to exercise its preemptive rights set forth below. The Preemption Right Transfer Notice shall include a copy of the proposed transferee’s Bona Fide Offer.

(ii)         Delivery of the Transfer Notice shall constitute an irrevocable and unconditional offer by the Selling Securityholder to sell the Subject Securities to the Preemption Beneficiaries at a purchase price equal to the Preemption Price pursuant to the terms and conditions set forth in the Bona Fide Offer (the "Sale Offer"). The "Preemption Price" shall be equal to the price offered in the Bona Fide Offer.

(b)          Exercise of Preemptive Rights. To exercise its preemptive right and accept the Sale Offer, a Preemption Beneficiary shall send to the Selling Securityholder a notice (the "Preemption Notice"), with a copy to the other Preemption Beneficiaries, no later than sixty (60) days following its receipt of the Transfer Notice (the "Preemption Period"). Any Preemption Beneficiary that sends a Preemption Notice during its Preemption Period is hereafter referred as an "Exercising Preemption Beneficiary". Upon receipt of one or more Preemption Notices, the Selling Securityholder shall be obligated to sell the Subject Securities to the Exercising Preemption Beneficiaries as set forth below.

(c)          Allocation of Subject Securities among the Exercising Preemption Beneficiaries. Each Exercising Preemption Beneficiary shall have the right and the obligation to purchase such number of Subject Securities as shall be equal to the product of (x) the number of Subject Securities by (y) the fraction (A) the numerator of which shall be the number of Shares held by such Exercising Preemption Beneficiary, and (B) the denominator of which shall be the number of Shares held by all the Exercising Preemption Beneficiaries (except as may otherwise be agreed among all the Exercising Preemption Beneficiaries and notified to the Selling Securityholder).

(d)          Consummation of the Sale of Subject Securities. The transfer of Subject Securities by the Selling Securityholder to the Exercising Preemption Beneficiaries (in accordance with the allocation resulting from the application of the provisions of Section 7.1(c) above), free and clear of any Encumbrances, and the payment of the Preemption Price in immediately available funds by the Exercising Preemption Beneficiaries to the Selling Securityholder, shall occur no later than thirty (30) days following the expiration of the Preemption Period. Except as may otherwise be agreed among the Exercising Preemption Beneficiaries and the Selling Securityholder, the closing for the transfer of the Subject Securities shall take place at the registered office of the Company during normal business hours.

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(e)          Extension. Notwithstanding anything set forth in subsection (d) to the contrary, in the event that (i) any Governmental Authorization is required to be obtained prior to completion in connection with the sale to or purchase by the Exercising Preemption Beneficiaries of the Subject Securities, and (ii) the Exercising Preemption Beneficiaries shall have so notified the Selling Securityholder in writing within seven (7) Business Days of the delivery of the Preemption Notice, (A) it shall be a condition to the closing for the purchase and sale of the Subject Securities that any such Governmental Authorization be obtained, and (B) the date of closing for the purchase and sale of the Subject Securities shall be the day which is five (5) Business Days following the receipt of the last of such Governmental Authorizations.

(f)          Conditions of Transfer by the Selling Securityholder to the proposed transferee. If none of the Preemption Beneficiaries shall have delivered a Preemption Notice in accordance with the terms of Section 7.1(b) during the Preemption Period, the Selling Securityholder may transfer all (but not less than all) of the Subject Securities to the proposed transferee having delivered the Bona Fide Offer, at the price and in accordance with the other terms and conditions of the Bona Fide Offer, provided that:

(i)          such transfer occurs no later than thirty (30) days following the expiration of the Preemption Period;

(ii)         the price and other terms and conditions of the Bona Fide Offer are not modified (in any material respects as regards such other terms and conditions) (it being acknowledged that any modification of the price or terms and conditions of the Bona Fide Offer shall require delivery of a new Transfer Notice by the Selling Securityholder and compliance with the provisions of this Article VII as if a new Bona Fide Offer had been received);

(iii)        the final terms and conditions of the transfer of the Subject Securities to the proposed transferee having delivered the Bona Fide Offer have been notified in writing by the Selling Securityholder to the Preemption Beneficiaries; and

(iv)        adequate provision is made by the Selling Securityholder and any proposed transferee to provide each Original Securityholder (other than the Selling Securityholder) with the opportunity to exercise its Tag-Along Rights in accordance with Section 7.2.

7.2         Stellar Tag Along Right.

In the event that Neovacs accepts a Bona Fide Offer following the expiration of the Preemption Period set forth in Section 7.1 above, Stellar shall have the right (the "Tag-Along Right") to sell all (but not less than all) of its Securities to the Third Party having made the Bona Fide Offer (a "BFO Transferee") in accordance with the following provisions:

(a)          Notice of Intent to Transfer; Offer to Sell.

(i)          If Neovacs intends to transfer its Securities (the "Subject Securities") to a Third Party pursuant to a Bona Fide Offer, it shall send a written notice (the "Tag-Along Transfer Notice") to such effect to Stellar and shall allow Stellar to exercise its Tag-Along Right set forth below. The Tag-Along Transfer Notice shall include a copy of the proposed transferee’s Bona Fide Offer.

(b)          Exercise of Tag-Along Right.

(i)          To exercise its Tag-Along Right, Stellar shall send to Neovacs a written notice (a "Tag-Along Exercise Notice") informing Neovacs that it has elected to exercise its Tag-Along Right in connection with the corresponding sale of Securities by Neovacs no later than sixty (60) days following its receipt of the Tag-Along Transfer Notice (the "Tag-Along Notice Period"). The delivery by Stellar of a Tag-Along Exercise Notice shall unconditionally and irrevocably obligate Stellar (subject to consummation of the corresponding sale of Neovacs' Securities) to:

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(A)         transfer to the BFO Transferee all (but not less than all) its Securities in accordance with the terms and conditions (including those with respect to consideration and payment) of the Bona Fide Offer;

(B)         enter into, and accept the terms and conditions of, any agreement that Neovacs has accepted or is or will be committed to enter into with the BFO Transferee upon consummation of the transfer of its Securities pursuant to the Bona Fide Offer (collectively, the "BFO Sale Agreements"), including:

(1)         any agreement or document implementing the effective transfer of Neovacs’ Securities; and

(2)         any warranty, indemnity or similar agreement or other form of price repayment or any escrow agreement or pledge agreement;

(it being understood and agreed that (i) the liability of Neovacs under the BFO Sale Agreements (including in relation to any representations, warranties or indemnities) shall in no case be joint and several, (ii) any amounts that may be owed by Neovacs under the BFO Sale Agreements shall not exceed the lesser of (x) the amount of the consideration which it actually receives for its Securities in accordance with the foregoing, and (y) the product of (1) the total amount of the consideration received by Neovacs under this provision by (2) a fraction, the numerator of which shall be the number of Securities transferred by Neovacs and the denominator of which shall be the total number of Securities transferred by Neovacs, and (iii) Neovacs and Stellar shall never be required to grant undertakings (including non-compete or non-solicitation undertakings) that would apply to Persons other than their respective controlled Subsidiaries.

(C)         pay, upon the presentation of documents evidencing such amounts, its proportional share of any commissions and customary fees, as well as the reasonable expenses (including such commissions, fees and expenses of the investment bank, counsel and accountants hired for transaction), paid or incurred by Neovacs with respect to the sale of its Securities to the BFO Transferee (the "Transfer Costs"), other than any fees or other form of remuneration payable to Neovacs or any of its Affiliates.

(ii)         If Stellar does not deliver a Tag-Along Exercise Notice in accordance with the foregoing provisions, Stellar shall be deemed to have irrevocably waived any right to exercise its Tag-Along Right and shall have no further rights under this Section 7.2 in relation to the sale of Securities described in the relevant Tag-Along Transfer Notice.

(c)          Completion of Transfer after Exercise of Tag-Along Right. Stellar shall transfer its Securities to the BFO Transferee simultaneously with the transfer of Neovacs' Securities. On the date of such transfer, Stellar shall:

(i)          complete, execute and deliver to the BFO Transferee any transfer order or other documents necessary to implement the valid and effective transfer of all of its Securities;

(ii)         receive the purchase price for its Securities, as determined in accordance with the foregoing provisions, less its proportional share (determined in accordance with the provisions of clause (y) of Section 7.2(b)(i)(C) above) of the Transfer Costs due on such date (without prejudice to its continuing obligation to pay any Transfer Costs due thereafter); and

(iii)        execute and deliver the BFO Sale Agreements.

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(d)          Consequences of Exercise of Tag-Along Right.

(i)          Neovacs may not consummate a Transfer unless Stellar has had the right and opportunity to transfer to the BFO Transferee all of its Securities in exchange for the purchase price for such Securities under the terms and conditions of the Bona Fide Offer in accordance with the provisions of this Section 7.2.

(ii)         Notwithstanding any provision of this Agreement to the contrary, if the sale of Neovacs' Securities to the BFO Transferee is not consummated for any reason, Neovacs shall not be under any obligation either to acquire or to permit the transfer of Stellar's Securities.

7.3         Neovacs Drag-Along Right.

In the event that Neovacs intends to accept a Bona Fide Offer on all of the Securities Neovacs holds in the share capital of the Company and Stellar has not exercised its Tag-Along Right as set forth in Section 7.2, Neovacs shall have the right to compel Stellar, to the extent permitted by applicable Law, to sell all (but not less than all) of its Securities (the "Drag-Along Right") to the Third Party having made the Bona Fide Offer (a "BFO Transferee"), provided that the Third Party is not a Competitor of Stellar, in accordance with the following provisions:

(a)          Exercise of Drag-Along Right.

(i)          To exercise its Drag-Along Right, Neovacs shall send to Stellar a written notice (a "Drag-Along Right Notice") informing Stellar that it has elected to exercise its Drag-Along Right in connection with the corresponding sale of Securities by Neovacs, no later than thirty (30) days following expiration of the Tag-Along Notice Period. The delivery by Neovacs of a Drag-Along Right Notice shall unconditionally and irrevocably obligate Stellar (subject to consummation of the corresponding sale of Neovacs' Securities) to:

(A)         transfer to the BFO Transferee all (but not less than all) of its Securities in accordance with the terms and conditions (including those with respect to consideration and payment) of the Bona Fide Offer;

(B)         enter into, and accept the terms and conditions of, any agreement that Neovacs has accepted or is or will be committed to enter into with the BFO Transferee upon consummation of the transfer of its Securities pursuant to the Bona Fide Offer (collectively, the "BFO Sale Agreements"), including:

(1)         any agreement or document implementing the effective transfer of Neovacs’ Securities; and

(2)         any warranty, indemnity or similar agreement or other form of price repayment or any escrow agreement or pledge agreement;

it being understood and agreed that (i) the liability of Neovacs under the BFO Sale Agreements (including in relation to any representations, warranties or indemnities) shall in no case be joint and several, (ii) any amounts that may be owed by Neovacs under the BFO Sale Agreements shall not exceed the lesser of (x) the amount of the consideration which it actually receives for its Securities in accordance with the foregoing, and (y) the product of (1) the total amount of the consideration received by Neovacs under this provision by (2) a fraction, the numerator of which shall be the number of Securities transferred by Neovacs and the denominator of which shall be the total number of Securities transferred by Neovacs, and (iii) Neovacs and Stellar shall never be required to grant undertakings (including non-compete or non-solicitation undertakings) that would apply to Persons other than their respective controlled Subsidiaries.

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(C)         pay, upon the presentation of documents evidencing such amounts, its proportional share of any Transfer Costs, other than any fees or other form of remuneration payable to Neovacs or any of its Affiliates.

(ii)         If Neovacs does not deliver a Drag-Along Right Notice in accordance with the foregoing provisions, Neovacs shall be deemed to have irrevocably waived any right to exercise its Drag-Along Right and shall have no further rights under this Section 7.3 in relation to the sale of Securities described in the relevant Tag-Along Transfer Notice.

(b)          Completion of Transfer after Exercise of Drag-Along Right. Stellar shall transfer its Securities to the BFO Transferee simultaneously with the transfer of Neovacs' Securities. On the date of such transfer, Stellar shall:

(i)          complete, execute and deliver to the BFO Transferee any transfer order or other documents necessary to implement the valid and effective transfer of all its Securities;

(ii)         receive the purchase price for its Securities, as determined in accordance with the foregoing provisions, less its proportional share (determined in accordance with the provisions of clause (y) of Section 7.3(a)(i)(C) above) of the Transfer Costs due on such date (without prejudice to its continuing obligation to pay any Transfer Costs due thereafter); and

(iii)        execute and deliver the BFO Sale Agreements.

(c)          Notwithstanding any provision of this Agreement to the contrary, if the sale of Neovacs' Securities to the BFO Transferee is not consummated for any reason, Neovacs shall not be under any obligation either to acquire or to permit the transfer of Stellar's Securities.

7.4         Permitted Transfers.

The provisions of Sections 7.1, 7.2 and 7.3 above shall not apply to any of the following transfers:

(a)          any transfer by a Securityholder of all or part of its Securities to one of its Affiliates (the "Affiliated Transferee"); provided that:

(i)          no Competitor of the other Securityholders holds more than 30% interest in the share capital of such Affiliate,

(ii)         written notice of such proposed transfer shall have been given by such Securityholder to the other Securityholders at least fifteen (15) days prior to the date of the proposed transfer (which notice shall (x) include information in reasonable detail concerning the identity of the Affiliated Transferee and notably its precise shareholding, and (y) be accompanied by the Transfer agreement executed by the Affiliated Transferee, in which the Affiliated Transferee shall undertake to transfer all the Securities which it then holds back to the relevant Securityholder prior to the Affiliated Transferee ceasing to be an Affiliate of such Securityholder;

(iii)        notwithstanding the execution and delivery of a Transfer agreement by such Affiliated Transferee, the Securityholder shall remain jointly and severally liable to each of the other Securityholders for the complete and prompt performance of all obligations and liabilities of its Affiliated Transferee set forth in or arising out of this Agreement and of the Ancillary Agreements; and

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(iv)        in the event that all of the Securities held by the Affiliated Transferee are not transferred back to the Securityholder prior to such Affiliated Transferee ceasing to be an Affiliate of such Securityholder (a "Defaulting Affiliated Transferee") then:

(A)         the Defaulting Affiliated Transferee shall lose any rights that it may have under this Agreement and the Ancillary Agreements;

(B)         the Defaulting Affiliated Transferee shall be deemed to have sent to the other Securityholders (other than its Affiliated Securityholders), as Preemption Beneficiaries, a Sale Offer applicable to all of its Securities in accordance with the provisions of Section 7.1 as if such Defaulting Affiliated Transferee were the Selling Securityholder, in which event the following shall apply:

(1)         each Preemption Beneficiary may exercise the preemptive rights described in Section 7.1 with respect to the Securities owned by the Defaulting Affiliated Transferee by sending a notice to the Defaulting Affiliated Transferee to that effect (i) no later than thirty (30) days after the date on which written notice was given to all the Securityholders by the Defaulting Affiliated Transferee that it ceased to be an Affiliate of the relevant Securityholder or (ii) at any time if such notice has not been sent and the Preemption Beneficiary becomes aware of the Affiliated Transferee having ceased to be an Affiliate of the relevant Securityholder;

(2)         the purchase price payable by the Exercising Preemption Beneficiaries for the Securities held by the Defaulting Affiliated Transferee shall be payable exclusively and shall be ***; and

(3)         each Preemption Beneficiary may waive its purchase rights under this Section 7.4(a) if it so informs the Defaulting Affiliated Transferee and the other Exercising Preemption Beneficiaries no later than ten (10) days after receipt of the Expert appraisal referred to in paragraph (2) above; and

(b)          any transfer of Securities by Neovacs or any of its Affiliates to Stellar or any of its Affiliates and vice versa.

ARTICLE VIII
NON COMPETITION AND INTELLECTUAL PROPERTY RIGHTS

8.1         Non-Compete Obligation.

For the purposes of this Section 8.1, "Competing Activity" shall mean ***.

Subject to applicable provisions of trade and anti-competition laws, each Party and its Affiliates (other than the Company and, as the case may be, its Subsidiaries), shall be prohibited from directly or indirectly undertaking a Competing Activity without the prior approval of the Board of Directors as long as such Party is a Securityholder and for a period of *** as from the date such Party ceases to be a Securityholder (the "Non-Compete Period").

In particular, during the Non-Compete Period, each Party and its Affiliates (other than the Company and, as the case may be, its Subsidiaries), as well as their respective directors and officers in office shall not, without prior approval of the Board of Directors of the Company, either individually or acting in concert with another Person or Persons create, acquire, operate, develop or engage in any Competing Activity.

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8.2         Non-Solicitation Obligation.

The Parties and their respective Affiliates (other than the Company and, as the case may be, its Subsidiaries) hereby undertake not to: (x) employ or retain as a consultant, or solicit for employment or retention as a consultant, or (y) induce to enter into any agreement or understanding regarding employment or retention as a consultant or otherwise leave the employ of the Company or, as the case may be, its Subsidiaries, any of the officers, directors and employees of the Company or, as the case may be, its Subsidiaries (the "Covered Employees"). The undertakings contained in this paragraph shall not apply to (i) any Covered Employee who is dismissed by the Company or, as the case may be, its Subsidiaries prior to any solicitation or offer from a Party or its Affiliates; or (ii) the placing of an advertisement for the hiring of employees which is not specifically directed at any of the Covered Employees.

8.3         Intellectual Property Rights.

The Company shall not own, directly or indirectly, any intellectual property rights.

Any intellectual property licensed to the Company will be licensed pursuant to a separate intellectual property non-royalty-bearing licensing agreement that would include standard terms and protections for such intellectual property rights. Any intellectual property licensed to the Company by a Party or any of its Affiliates will remain the exclusive property of such Party, its Affiliates or its licensors. The other Party, its Affiliates or the Company will not have or acquire any rights in or to such intellectual property. Upon dissolution of the Company, all licensed intellectual property would be returned to the respective licensors.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party the following:

9.1         Corporate Organization.

Each Party is validly organized and existing under the laws of the country in which it is incorporated and has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and perform their obligations hereunder.

9.2         Authorization and Validity.

The execution and delivery by each Party of this Agreement and of the Ancillary Agreements, and the performance by each Party of the Transaction and other transactions contemplated by this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate bodies of such Party and each of them has full power and authority to execute this Agreement and the Ancillary Agreements and fully perform its obligations hereunder. This Agreement, upon execution by each Party, will constitute a valid and binding agreement, enforceable against such Party with the terms hereof.

9.3         No Conflict or Violation.

Unless otherwise provided in this Agreement or in the Ancillary Agreements, the performance of this Agreement and the Ancillary Agreements will not (i) violate or conflict with the articles of association, charter or similar constitutive or organizational document of any of the Parties or (ii) violate or constitute a default under any material contract to which any of the Parties is a party or by which its assets or property are bound or any law or any order, judgment or rule of any governmental authority.

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9.4         Litigation.

There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or to the best of its knowledge, threatened against or affecting it, its assets, or its ability to consummate the transactions provided for by this Agreement. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other governmental authority affecting it or its assets directing that any of the material transactions provided for in this Agreement not be consummated as herein provided.

9.5         Solvency.

It is not insolvent or unable to pay its debts as they fall due. There are no current proceedings taking place in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning it and as far as it is aware, no events have occurred which would justify such proceedings.

ARTICLE X
ANCILLARY AGREEMENTS

10.1       Ancillary Agreements.

For the implementation of the Project, the Parties undertake, covenant and agree to negotiate and execute, and to cause the Company to execute, the following additional agreements (the "Ancillary Agreements") as and when determined by the Board of Directors:

(a)          Supply agreement relating to the supply of the KLH protein to the Company exclusively by Stellar for a *** period that can be terminated only upon mutual consent, it being specified that (i) such agreement shall not be terminated or amended unilaterally, as long as Neovacs holds at least 50% of the share capital of the Company and (ii) Stellar will be the exclusive KLH protein supplier to the Company (the "KLH Commercial Supply Agreement"), and including the principal terms set forth in Annex 10.1(a);

(b)          Supply agreement between the Company and Neovacs whereby the Company will be the exclusive manufacturer of the vaccines based on Neovacs technology and to be sold by Neovacs (Kinoids). This supply agreement shall be for a term of *** and shall include the price at which Neovacs will acquire the Kinoids produced by the Company (the "Kinoids Supply Agreement"), and including the terms set forth in Annex 10.1(b);

(c)          Services agreement between the Company and Stellar pursuant to which Stellar will share with the Company its experience and knowledge to ensure the efficient and satisfactory manufacturing of conjugated vaccines and more generally the completion of the Company's Purpose; this agreement will also specify the retribution of Stellar by the Company for any specific business brought up by Stellar into the Company, which could be including, but not limited to, a royalty or commission on revenues of the Company or, if applicable from upfront and milestone payments, and on sales revenue of the Company arising from such a new business, in a form mutually acceptable to the Parties;

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(d)          Services agreement between the Company and Neovacs pursuant to which Neovacs will share with the Company its experience and knowledge to ensure the efficient and satisfactory manufacturing of conjugated vaccines and more generally the completion of the Company's Purpose, in a form mutually acceptable to the Parties; and

(e)          Intellectual property license agreement between the Company and Neovacs pursuant to which Neovacs will license to the Company certain of its intellectual property as may be necessary to carry out the Purpose, in a form mutually acceptable to the Parties.

10.2       Pre-Closing actions: incorporation of the Company.

The Parties undertake to perform on a timely basis all steps, including signature of documents, paying in of the Neovacs Initial Contribution and the Stellar Initial Contribution, filings and other corporate formalities required by applicable laws in connection with the incorporation of the Company by the Incorporation Date, as described in Section 1.1 above.

10.3       Closing.

The completion of the Transaction contemplated hereby (the "Closing") shall take place at the offices of Baker & McKenzie SCP, 1 rue Paul Baudry, 75008 Paris, France, as soon as practicable following the date hereof and at the latest on June 30, 2016 or any other date agreed upon between the Parties (the "Closing Date"). The Parties shall inform each other, in writing and immediately, of the completion of the pre-closing actions described in Section 10.2 above.

10.4       Deliveries on the signature date of the Agreement.

(a)          On the signature date of this Agreement, Neovacs shall provide Stellar with a certified copy of the minutes of Neovacs' board of directors approving the Project and the entering into the Agreement;

(b)          On the signature date of this Agreement, Stellar shall provide Neovacs with a certified copy of the minutes of Stellar's board of directors approving the Project and the entering into the Agreement.

10.5       Deliveries on the Closing Date.

On the Closing Date, the Parties shall provide:

(a)          one original of the executed articles of association of the Company; and

(b)          one original of the commercial extract of the Company.

ARTICLE XI
EFFECTIVENESS AND TERM

11.1      Effectivity.

This Agreement shall come into force and effect immediately on the date hereof.

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11.2      Grounds for Termination.

This Agreement (with the exception to the provisions of Article VIII) shall terminate and be of no further effect or force:

(a)          by the non-breaching Party if there is a Material Breach upon and subject to written notice provided to the breaching Party, which notice shall include with specificity the nature of the Material Breach, confirmation that the breach has not been cured as required and the date of termination;

(b)          by mutual written consent of the Parties;

(c)          in case of a Transfer of 100% of the Securities;

(d)          in accordance with Section 12.6 as a result of a continuing Force Majeure Event;

(e)          without affecting the rights of any other Party, and except as expressly set forth herein (including the provisions of Section 7.3(a)(iii), and Article VIII), as to a Party when such Party and its Affiliates shall cease to be a Securityholder; or

(f)          at the end of a ten (10)-year period following the Incorporation Date (the "Initial Term"). The term shall automatically renew for successive five (5)-year terms, unless a Party provides written notice at least six (6) months prior to the expiration date (of the Initial term and then, of each successive five (5)-year term) that it does not wish to continue the joint venture. In such event, the other Party shall have a right to acquire the terminating Party's Securities in the Company at the Fair Market Value of the Company ***. In such a case, the provisions of Section 3.6(c)(iii) shall apply mutatis mutandis to determine the Fair Market Value of the terminating Party’s Securities.

11.3     No Prejudice.

No termination of this Agreement shall be deemed to prejudice or affect any rights or liabilities of any Party accrued prior to the date of such termination, or the rights or liabilities of any Party under any provisions of this Agreement which, by their express terms, survive any such termination.

11.4      Voluntary Dissolution.

In the event of the Company’s dissolution upon mutual agreement of the Parties, the Parties hereto agree that an orderly liquidation of the assets of the Company will take place.

11.5       Survival.

Upon any termination of this Agreement pursuant to Section 11.2, the following provisions shall survive: Sections 8.2, 11.3, 11.5, 12.2 to 12.5, and 12.8 to 12.12.

ARTICLE XII
MISCELLANEOUS

12.1      Further Actions.

Subject to the terms and conditions herein provided, each of the Parties shall use its commercially reasonable endeavors to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable Law to consummate and make effective the transactions contemplated by this Agreement, provided that neither Neovacs or any of its Affiliates (other than the Company and its Subsidiaries) nor Stellar or any of its Affiliates (other than the Company and its Subsidiaries) shall be under any obligation to pay money to, or to make any accommodation in favor of, any third party (other than the payment of fees imposed by the applicable Law to obtain any required governmental authorizations).

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12.2       Inconsistent Agreements.

No Party hereto shall enter into any agreements or arrangements with any other Person with respect to the Company or any Securities (other than agreements or arrangements between a Securityholder and its Permitted Transferee) on terms inconsistent with the provisions of this Agreement, including, but not limited to, agreements or arrangements with respect to the acquisition, transfer or voting of any Securities inconsistent herewith.

12.3       Confidentiality.

(a)       No Party hereto shall, without the prior express written consent of the other Parties, disclose or divulge to any other Person (other than on a confidential basis to such Party's officers, employees and professional advisors; provided that such Party shall remain responsible for any breach by such Person of the provisions of this Section 12.3), or use or modify for use, directly or indirectly, in any way unrelated to such Party's interest as a Securityholder of the Company, any Confidential Information at any time during a period starting as from the date of this Agreement and until the expiration of a ***period upon the earlier of the termination of this Agreement or the expiration of such Party's rights under this Agreement.

(b)       Notwithstanding the foregoing, Confidential Information may be disclosed by a Securityholder:

(i)          to its controlling shareholder, provided that such Persons are made aware of the confidential nature of such information and in turn undertake to use their best efforts to maintain its confidentiality;

(ii)         to the extent reasonably necessary or advisable, to potential acquirers of (direct or indirect) interests in the share capital of the Company or any of its Subsidiaries (including by way of contribution of assets to the same) or of the Securityholders, provided that such Persons are made aware of the confidential nature of such information and in turn undertake to use their best efforts to maintain its confidentiality;

(iii)        as may be required in order to perform its obligations under this Agreement;

(iv)        as necessary or appropriate in connection with the enforcement of this Agreement or any other document referred to herein; and

(v)         as may otherwise be required by the applicable Law or any legal process, any governmental or other regulatory body or by a stock exchange, or by judicial or other governmental action.

(c)       Notwithstanding the foregoing, a party shall have no confidentiality obligation with respect to information which (i) is or becomes generally available to the public other than as a result of a disclosure made by the other party, (ii) was available to, lawfully known to, or possessed by a party on a non-confidential basis prior to its disclosure to a receiving party by the disclosing party, its agents, advisors or representatives, (iii) is or becomes available to, lawfully known to, or possessed by the receiving party on a non-confidential basis from a source other than the disclosing party or its agents, advisors or representatives when such source is entitled or not restricted, to the best of the receiving party’s knowledge, to make the disclosure to the receiving party, (iv) has been authorized or consented by disclosing party to be disclosed to third parties, (v) forms part of information which is independently acquired or developed by the receiving party on its own without violating the provisions of this Agreement.

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12.4      Notices.

All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing in the English language and shall be: (w) delivered by hand against an acknowledgement of delivery dated and signed by the recipient; (x) sent by an overnight courier service of recognized international standing with written confirmation of delivery (all charges paid); or (y) sent by facsimile transmission and confirmed by registered mail with return receipt requested, posted no later than the following Business Day (with any such facsimile transmission to be deemed received at the time indicated on the corresponding activity report, a copy of which shall be included in the confirmation by mail) to the relevant Party at its address set forth on Annex 12.4 or to such other Persons or at such other addresses as hereafter may be furnished by such Party by like notice to the other; or (z) by electronic transmission of a pdf notice, with electronic confirmation of delivery to the receiving Party. Each Party shall promptly notify the others of any change to its address (including its fax number). Any such notice or other communication shall be effective only upon actual receipt thereof (in readable form) by its intended recipient (unless a Party shall have failed to notify the other Parties of a change of address, in which case a notice or communication shall be deemed to have been received by such Party upon its delivery to the most recent address furnished by such party pursuant to the terms of this Agreement).

12.5      Entire Agreement.

This Agreement, together with the Annexes hereto, represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein. This Agreement supersedes all prior negotiations, discussions, communications, understandings and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement or any of the Annexes hereto may be used to show the intent of the Parties in connection with this Agreement or shall otherwise be admissible into evidence in any proceeding or other legal action involving this Agreement.

12.6      Force Majeure.

For purposes of this Agreement, a "Force Majeure Event" shall mean and include any unforeseen happening or event beyond a Party’s reasonable control in consequence of which it cannot execute or cannot reasonably be required to execute one or more of its obligations pursuant to this Agreement, such as, without limitation: acts of God, civil war, acts of terrorism, insurrection, governmental acts, regulations or decrees, freight embargoes, non-availability of any required permits, licenses and/or authorizations (provided that such permits, licenses and/or authorizations have been diligently and properly requested in accordance with applicable laws and regulations) and natural phenomena such as earthquakes, floods and epidemics. A Party’s obligations under this Agreement shall be suspended during the occurrence of a Force Majeure Event and shall not result in a default or Material Breach hereunder; provided, however, that if the Force Majeure Event extends beyond six (6) months, the other Party may terminate this Agreement in accordance with Article XI.

12.7      Fees and Expenses.

Except as may otherwise be expressly provided herein, each of the Parties shall bear its own costs and expenses incurred in connection with the negotiation, preparation and signing of this Agreement and the consummation of the transactions contemplated herein, including any broker's or finder's fees and all fees and expenses of its directors, officers, employees, agents, consultants, advisors, legal counsel or accountants.

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12.8       Amendments; Waivers.

No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties referring specifically to this Agreement and stating the Parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

12.9       Successors and Assigns; No Third-Party Beneficiaries.

This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns; provided, however, that no Party shall assign any of the rights or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties, except as otherwise provided herein. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

12.10    Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12.11    Governing Law.

This Agreement shall be governed by, and interpreted and enforced in accordance with, the Law of France (without giving effect to the conflicts-of-law principles thereof).

12.12    Dispute Resolution and Arbitration.

(a)          Except as provided in Sections 3.6(c)(iii), 4.3(b)(i), 5.1(c), 5.2(c), 5.3(a) and 7.4(a)(iv)(B)(2), the Parties shall attempt in good faith to resolve any dispute, controversy, claim or difference arising out of or in connection with this Agreement, including any questions regarding its existence, validity or expiration, or breach thereof ("Dispute") promptly by negotiations. A Party seeking resolution of a Dispute shall submit such Dispute for resolution by serving a written notice of the Dispute (the "Dispute Notice") to the other Party.

(b)          Within five (5) Business Days from service of a Dispute Notice, the Parties shall refer the matter for resolution to a panel of senior directors or officials from Stellar and Neovacs respectively (the "Panel"). The Panel shall be composed of two representatives each from Stellar and Neovacs. If the dispute is so resolved by the Panel, such resolution shall be final and binding on the Parties for all purposes.

(c)          If the Dispute has not been settled by the Panel within ninety (90) days following submission, such Dispute shall be submitted to the Paris Commercial Court ("Tribunal de Commerce de Paris") for final adjudication.

[Signature page on the next page]

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Executed on May 11, 2016, in three (3) originals.

NEOVACS, S.A.

By:	/s/ Miguel Sieler
	Name:	Miguel Sieler
	Title:	General Manager

STELLAR BIOTECHNOLOGIES, INC.

By:	/s/ Frank R. Oakes
	Name:	Frank R. Oakes
	Title:	Chief Executive Officer

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LIST OF ANNEXES

Annex 10.1(a):	Principal Terms for KLH Commercial Supply Agreement

Annex 10.1(b):	Principal Terms for Kinoid Supply Agreement

Annex 12.4:	Notices

Annex 10.1(a)

PRINCIPAL TERMS FOR KLH COMMERCIAL SUPPLY AGREEMENT

Parties	Stellar and the Company (Neostell)

Purpose	Agreement for the commercial supply of the KLH protein to the Company by Stellar

***	***

Exclusivity	Stellar will be the exclusive KLH protein supplier to the Company for use in the Field

***

ii

Annex 10.1(b)

PRINCIPAL TERMS FOR KINOID SUPPLY AGREEMENT

Parties	Neostell (O. Dhellin) Neovacs (M. Sieler)

Purpose	Agreement for the supply of kinoids by the Company to Neovacs

***	***

Obligations of the parties

Neostell and Neovacs hereby agree that Neostell will be the exclusive supplier to Neovacs of the conjugated vaccine called "kinoid" based on Neovacs' technology, for commercial purpose.

Neovacs will enter with Neostell in a separate license agreement with respect to its technology in order to enable Neostell to fulfil its productions obligations; Neostell will utilize this technology exclusively for that purpose.

***

iii

Annex 12.4

NOTICES

If to Neovacs:	Neovacs, S.A.
3/5, impasse Reille
75014 Paris, France
	Attention:	Miguel Sieler
Chief Executive Officer
	Fax:	+33(0)1-53-10-93-03

with copies to:

Baker & McKenzie SCP
1 rue Paul Baudry
75009 Paris, France
	Attention:	Hugo Sanchez Munoz de la Espada
Avocat a la Cour
	Fax:	+33(0)1-73-09-75-24

If to Stellar:	Stellar Biotechnologies, Inc.
332 East Scott Street
Port Hueneme, CA 93041, USA
	Attention:	Frank R. Oakes
Chairman and CEO
	Fax:	+1-805-488-2800

with copies to:

Greenberg Traurig, LLP
One International Place, 20th Floor
Boston, MA 02110, USA
	Attention:	Barbara A. Jones, Esq.
Shareholder
	Fax:	+1-617-310-6001

iv